UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ELS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Effective February 28, 2020, the Board of Directors of Equity Lifestyle Properties, Inc. (referred to herein as the “Company,” “we,” “us,” and “our”) amended our bylaws to remove the requirement that only stockholders who meet certain ownership thresholds are permitted to submit a proposal to amend our bylaws. The amended Article XIV now permits stockholders to amend our bylaws by the affirmative vote of the holders of a majority of our outstanding shares of common stock, par value $0.01 per share, pursuant to a binding proposal submitted for approval by any stockholder in accordance with our bylaws at a duly called annual meeting or special meeting of stockholders. A stockholder proposal submitted under the amended Article XIV may not alter or repeal Article XIV of the bylaws, which addresses procedures for amendment of the bylaws, without the approval of the Board of Directors.

The foregoing description of the amended bylaws is qualified in its entirety by reference to a copy of the Second Amendment to Second Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Equity Lifestyle Properties, Inc. Second Amendment to Second Amended and Restated Bylaws, effective as of February 28, 2020

104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Paul Seavey
Paul Seavey
Executive Vice President and Chief Financial Officer

Date: February 28, 2020